UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                THE MURDOCK GROUP CAREER SATISFACTION CORPORATION
             (Exact name of registrant as specified in its charter)

                                      UTAH
                    (State of incorporation or organization)

                                   87-0562244
                      (I.R.S. Employer Identification No.)

        5295 SOUTH COMMERCE DRIVE, SUITE 475, SALT LAKE CITY, UTAH 84107
                    (Address of principal executive offices)

                                      NONE
       (Securities to be registered pursuant to Section 12(b) of the Act)

                             NASD OTC BULLETIN BOARD
         (Name of each exchange on which each class is to be registered)


If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ ]

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [X]

                                    333-65319

 (Securities Act registration statement file number to which this form relates)

                          CLASS A COMMON VOTING SHARES
       (Securities to be registered pursuant to Section 12(g) of the Act)

Item 1. Description of Registrant's Securities to be Registered

Holders of the Class A Common Voting Stock (the "Shares") are entitled to one vote per share on all matters submitted to a vote of shareholders of the company and may not cumulate votes for the election of directors. Holders of Shares have the right to receive dividends when, as, and if declared by the Board of Directors from funds legally available for this purpose. Upon liquidation of the company, holders of Shares are entitled to share pro rata in any assets available for distribution to shareholders after payment of all obligations of the company. Holders of Shares have no preemptive rights, i.e., the first rights to acquire any additional shares issued by the company, and have no rights to convert their Shares into any other securities. All Shares have equal rights and preferences. All Shares now outstanding are fully paid for and nonassessable. Shares are not redeemable.

Item 2. Exhibits

The following exhibits are included as a part of this registration statement:

   Exhibit Number         SEC Reference No.      Title of Document            Location
   --------------         -----------------      -----------------            --------
         3.1                      3              Articles of Incorporation    Incorporated by reference (1)
         3.2                      3              Bylaws                       Incorporated by reference (1)

(1) Incorporated by reference from the registration statement on Form SB-2, SEC File No. 333-65319.


Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

The Murdock Group Career Satisfaction Corporation
Dated February 24, 2000

By /s/KC Holmes
---------------
KC Holmes, CEO and Chairman